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                                                                     EXHIBIT 4.3

                            CREATIVE COMPUTERS, INC.

                      NONQUALIFIED STOCK OPTION AGREEMENT
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       THIS NONQUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is made as of
June 10, 1999 (the "Grant Date"), between Creative Computers, Inc., a Delaware corporation (the "Company"), and S. Keating Rhoads ("Optionee").


                                   RECITALS:

       A. The Company recognizes the value of the services of Optionee to the Company and desires to motivate Optionee in Optionee's work for the Company and its affiliates, and the Company recognizes that the grant of the rights and options provided for in this Agreement are an inducement essential to Optionee's having entered into an employment relationship with the Company.

       B. The Company has determined that it would be to the advantage and in the interest of the Company and its shareholders to grant the rights and options provided for in this Agreement to Optionee as a reward and an incentive for increased efforts on behalf of the Company and its affiliates.

                                   AGREEMENT

       Based on the foregoing and the agreements set forth herein, the parties agree as follows:

       1.  Option Grant.  The Company hereby grants to Optionee the right and
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option (the "Option") to purchase from the Company on the terms and conditions set forth herein all or any part of an aggregate of one-hundred-fifty-thousand (150,000) shares of the Common Stock of the Company (the "Stock"). The purchase price of the Stock subject to the Option shall be $7.28125 per share.

       2.  Option Period.  The Option shall be exercisable only during the
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Option Period.  During such Option Period, the exercisability of the Option shall be subject to the limitations of paragraph 3 and the vesting provisions of paragraph 4. The Option Period shall commence on the Grant Date and except as provided in paragraph 3, shall end on the Terminal Date which shall be one hundred twenty (120) months from the Grant Date.

       3.  Limits on Option Period.  The Option Period may end before the
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Terminal Date, as follows:
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          (a) If Optionee ceases to be a bona fide employee of the Company or of an affiliate thereof for any reason other than cause, disability (within the meaning of subparagraph 3(c)) or death during the Option Period, the Option Period shall terminate three (3) months after the date of cessation of employment or on the Terminal Date, whichever is first, and the Option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment.

          (b) If Optionee should die while in the employ of the Company or its affiliates, the Option Period shall end one (1) year after the date of death or on the Terminal Date, whichever occurs first, and Optionee's executor or administrator, or the person or persons to whom Optionee's rights under the Option shall pass by will or by the applicable laws of descent and distribution may exercise the entire unexercised portion of the Option to the extent exercisable under paragraph 4 on the date of Optionee's death.

          (c) If Optionee's employment is terminated by reason of disability, as defined below, the Option Period shall end one (1) year after the date of Optionee's cessation of employment or on the Terminal Date, whichever occurs first, and the Option shall be exercisable only to the extent exercisable under paragraph 4 on the date of Optionee's cessation of employment. For purposes of this subparagraph (c), an individual is disabled if he is unable to engage in any substantial gainful activity for the Company and/or its affiliates by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be disabled unless he furnishes proof of the existence thereof, in such form and manner, and at such times, as the Board of Directors or the Compensation Committee thereof (the "Committee") may require.

          (d) If Optionee is on a leave of absence from the Company and any affiliates thereof because of disability, or for any other reason as may be approved by the Committee, Optionee shall not be deemed during the period of such absence, by virtue of such absence alone, to have terminated employment with the Company or an affiliate except as the Committee may otherwise expressly provide.

          (e) If Optionee's employment with the Company and any affiliates thereof terminates for cause during the Option Period, the Option Period shall terminate thirty (30) days from the date of Optionee's termination of employment and the Option shall not thereafter be exercisable to any extent.

        4.  Vesting of Right to Exercise Options.  The shares covered by the
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Option shall vest in equal annual installments over a 4-year period from the hire date, with the Option 100% vested on the January 21, 2003 anniversary of the hire date.

       Any portion of the Option not exercised when vested shall accumulate and be exercisable at any time during the Option Period (subject to early termination pursuant to paragraph 3) prior to the Terminal Date. No partial exercise of the Option may be for less than five percent (5%) of the total number of shares then available under the Option. In no event shall the Company be required to issue fractional shares. No portion of the Option that is not vested
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on the date of termination of employment, for any reason, including death or disability, shall vest after the date of such termination.

        5.  Method of Exercise.  Subject to the limitations of paragraphs 3 and
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4, Optionee may exercise the Option with respect to all or any part of the shares of Stock then subject to such exercise as follows:

            By giving the Company written notice of such exercise (the "Notice"), specifying the number of shares as to which the Option is exercised. Such Notice shall be accompanied by an amount equal to the option price of such shares, in the form of any one or combination of the following: (1) cash, a certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States; (2) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; or (3) with shares of Stock owned by Optionee or with shares of Stock withheld from the shares otherwise deliverable to the Optionee upon exercise of this Option. Any shares of Stock used to exercise this Option (including shares withheld upon exercise) shall be valued at the Stock's per share Fair Market Value on the date of exercise. In addition, if Optionee is an executive officer, director or greater than 10% stockholder of the Company at the time of exercise, any use of shares of Stock to pay the Option Price must also satisfy the applicable requirements under Rule 16b-3 for exempt treatment thereunder.

            As soon as practicable after receipt of the Notice required in the foregoing paragraph, the Company shall, without transfer or issue tax and without other incidental expense to Optionee, deliver to Optionee at the office of the Company, at 2555 West 190th Street, Torrance, California 90504, or such other place as may be mutually acceptable to the Company and Optionee, a certificate or certificates of such shares of Stock; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it, with reasonable diligence, to comply with applicable registration requirements under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any applicable listing requirements of any national securities exchange, and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

        6.  Corporate Transactions.  If there should be any change in the Stock
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subject to the Option, through merger, consolidation, reorganization, reincorporation or other similar change in the corporate structure of the Company, the Company may make appropriate adjustments in order to preserve, but not to increase, the benefits to Optionee, including adjustments in the number of shares subject to the Option and in the price per share. If there shall be any change in the Stock subject to the Option herein granted, through recapitalization, stock split, stock dividend (in excess of two percent) or other similar change in the corporate structure of the Company, adjustments shall automatically occur to preserve but not increase the benefits to Optionee, including adjustments in the number of shares subject to the Option and in the price per share. Any adjustment made pursuant to this paragraph 6 as a consequence of a change in the corporate structure of the Company shall not entitle Optionee to acquire a number of shares of Stock of the Company or shares of stock of any successor company greater than the
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number of shares Optionee would receive if, prior to such change, Optionee had actually held a number of shares of Stock equal to the number of shares then subject to the Option.

        7.  Acceleration.
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            (a) Upon the occurrence of a Change in Control as defined in Section
7(b) below, the Option shall become fully vested and exercisable effective as of the date of such Change in Control. Upon the occurrence of a Change in Control described in Section 7(b)(i), (ii) or (v) below, the Option period shall continue for the remaining term of the Option. Upon the occurrence of a Change in Control described in Section 7(b)(iii) or (iv) below, the Option shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein. In no event may the Option be exercised after the Terminal Date.

            (b) For purposes of this Section 7, a "Change in Control" shall be deemed to occur upon:

                (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a employee benefit plan sponsored by the Company or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding stock;

                (ii) a change in the composition of the board of directors of the Company over a period of thirty-six (36) months or less such that a majority of the board members cease, by reason of one or more contested elections for board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (a) have been board members continuously since the beginning of such period or (b) have been elected or nominated for election as board members during such period by at least a majority of the board members described in clause (a) who were still in office at the time such election or nomination was approved by the board of directors of the Company;

                (iii) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                (iv) approval by the Company's shareholders of (x) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (y) the complete liquidation or dissolution of the Company; or

                (v) approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are
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transferred to a person or persons different from those who held such securities immediately prior to such merger.

        8.  Limitations on Transfer.  The Option shall, during Optionee's
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lifetime, be exercisable only by him, and neither the Option nor any right hereunder shall be transferable by Optionee, except by operation of law or by will or the laws of descent and distribution; provided that any such successor or transferee shall not be entitled to further transfer the Option and any shares acquired upon execution of the Option shall be subject to the restrictions set forth herein and in the Plan. In the event of any attempt by Optionee to alienate, assign, pledge, hypothecate, or otherwise dispose of the Option, or of any right hereunder, except as provided for in this Agreement, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company, at its election may terminate the Option by notice to Optionee and the Option shall thereupon become null and void.

        9.  No Shareholder Rights.  Neither Optionee, nor any person entitled to
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exercise Optionee's rights in the event of his death, shall have any of the rights of a shareholder with respect to the shares of Stock subject to the Option except to the extent the certificates for such shares shall have been issued upon the exercise of the Option.

        10. No Effect on Terms of Employment.  Notwithstanding any prior express
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or implied agreement to the contrary, except for a written employment agreement, the Company shall have the right to terminate or change the terms of employment of Optionee at any time and for any reason, with or without cause.

        11. Notice.  Any notice required to be given under the terms of this
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Agreement shall be in writing and addressed to the Company in care of its
Corporate Secretary at the office of the Company at 2555 West 190th Street, Torrance, California 90504 and any notice to be given to Optionee shall be in writing and addressed to him at the address given by him beneath his signature to this Agreement, or such other address as either party to this Agreement may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given (i) when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified and deposited (postage or registration or certification fee prepaid) in a post office, (ii) on the date of personal service, or (iii) on the day after sending notice by an overnight delivery service.

        12. Successors.  This Agreement shall be binding upon and inure to the
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benefit of any successor or successors of the Company.  Where the context permits, "Optionee" as used in this Agreement shall include Optionee's executor, administrator or other legal representative or the person or persons to whom Optionee's rights pass by will or the applicable laws of descent and distribution.

        13. Withholding.  Optionee agrees to make appropriate arrangements with
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the Company for satisfaction of any applicable federal, state or local income and employment tax withholding requirements or social security requirements, if any. Optionee may satisfy withholding tax obligations by delivering cash; or, if permitted by the Committee, shares of Stock (including electing to have the Company withhold from the Stock to be issued to the
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Optionee shares of Stock) having a fair market value equal to the amount of the withholding tax required to be withheld.

        14. Governing Law.  The interpretation, performance, and enforcement of
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this Agreement shall be governed by the laws of the State of California.

   IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has signed this Agreement as of the day and year first above written.


                              CREATIVE COMPUTERS, INC.


                              By:_________________________________________
                                     Frank F. Khulusi
                                     President and Chief Executive Officer


                              Signed:_____________________________________
                                                   Optionee

                              Name:  S. Keating Rhoads